Exhibit 23.1




               Consent of Independent Auditors



We   consent  to  the  incorporation  by  reference  in  the
Registration  Statement (Form S-8) pertaining  to  the   CUC
International Inc. 1997 Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan and the Individual Option Agreements with Certain Employees of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP

Stamford, Connecticut
July 2, 1997